EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (commission file No. 333-93229), and on Form S-3 (commission file No. 333-96901) of our reports dated January 26, 2006, with respect to the financial statements and financial statement schedule for the years ended December 31, 2005 and 2004 of Datalink Corporation which appear in this December 31, 2005 Annual Report of Form 10-K.

/s/ MCGLADREY & PULLEN, LLP

Minneapolis, Minnesota

March 31, 2006